UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010 (May 13, 2010)

KEY ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713/651-4300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Key Energy Services, Inc., a Maryland corporation (the “Company”), sold its marine well service barges and related assets, along with certain other ancillary assets, for cash consideration of $17.9 million pursuant to an Asset Purchase Agreement (the “APA”), dated and effective as of May 13, 2010, by and among Key Energy Services, LLC, a Texas limited liability company, and Key Marine Services, LLC, a Delaware limited liability company (both wholly-owned subsidiaries of the Company), as seller, Moncla Companies, L.L.C., a Texas limited liability company, and Moncla Marine, L.L.C., a Louisiana limited liability company (collectively, “Purchaser”), L. Charles Moncla, Jr., Moncla Family Partnership, Ltd., L. Charles Moncla, Jr. Charitable Remainder Trust, Michael Moncla, Matthew Moncla, Marc Moncla, Christopher Moncla, Bipin A. Pandya, Thomas Sandahl, Rhonda Moncla, Cain Moncla, Andrew Moncla, and Kenneth Rothstein (collectively, the “Original Sellers”), Second 4 M Ltd., a Texas limited partnership, and Leon Charles Moncla, Jr., as payment agent for the Original Sellers.

Substantially all of the marine well service assets sold to the Purchaser under the APA were originally acquired by the Company pursuant to a Stock and Membership Interest Purchase Agreement, dated as of September 19, 2007 (as amended, the “2007 Agreement”), between and among a wholly-owned subsidiary of the Company, the Original Sellers, Moncla Well Service, Inc. and certain other affiliated companies named therein. In connection with the 2007 Agreement, the Company employed some of the Original Sellers, one of whom continues to be employed with the Company. The business acquired under the 2007 Agreement included land-based well service rigs, marine well service barges and ancillary equipment operated in the southeastern United States. The Company retained its land-based well service rig assets originally acquired under the 2007 Agreement.

The marine well service barges sold under the APA contributed approximately 1.2% of the Company’s total U.S. rig hours during 2009, and approximately 2.0% of the of the Company’s total U.S. rig hours during the first quarter of 2010.

The foregoing description of the APA and the 2007 Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the APA filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference; (ii) the 2007 Agreement filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 20, 2007 and incorporated into this Item 1.01 by reference; (iii) the First Amendment to the 2007 Agreement filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and incorporated into this Item 1.01 by reference; and (iv) the Second Amendment to the 2007 Agreement filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1 Asset Purchase Agreement, dated May 13, 2010, by and among Key Energy Services, LLC, a Texas limited liability company, Key Marine Services, LLC, a Delaware limited liability company, Moncla Companies, L.L.C., a Texas limited liability company, and Moncla Marine, L.L.C., a Louisiana limited liability company, L. Charles Moncla, Jr., Moncla Family Partnership, Ltd., L. Charles Moncla, Jr. Charitable Remainder Trust, Michael Moncla, Matthew Moncla, Marc Moncla, Christopher Moncla, Bipin A. Pandya, Thomas Sandahl, Rhonda Moncla, Cain Moncla, Andrew Moncla, Kenneth Rothstein, Second 4 M Ltd., a Texas limited partnership, and Leon Charles Moncla, Jr., as payment agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: May 19, 2010	By:	/s/ Kimberly R. Frye

Kimberly R. Frye
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated May 13, 2010, by and among Key Energy Services, LLC, a Texas limited liability company, Key Marine Services, LLC, a Delaware limited liability company, Moncla Companies, L.L.C., a Texas limited liability company, and Moncla Marine, L.L.C., a Louisiana limited liability company, L. Charles Moncla, Jr., Moncla Family Partnership, Ltd., L. Charles Moncla, Jr. Charitable Remainder Trust, Michael Moncla, Matthew Moncla, Marc Moncla, Christopher Moncla, Bipin A. Pandya, Thomas Sandahl, Rhonda Moncla, Cain Moncla, Andrew Moncla, Kenneth Rothstein, Second 4 M Ltd., a Texas limited partnership, and Leon Charles Moncla, Jr., as payment agent.